EXHIBIT 16.1









Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  MAUI USA, INC.
     COMMISSION FILE NUMBER 033-55254-34

                                                                 July 15, 1997

Gentlemen:

We have read the statements made by Maui U.S.A., Inc. (copy attached), which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report for the month of July 1997. We agree with the statements concerning our Firm in such Form 8-K/A.

                              Very truly yours,



                              /s/ Coopers & Lybrand L.L.P.